Exhibit 99.1

Talmer Bancorp, Inc. reports third quarter 2014 net income of $19.5 million, representing $0.26 of earnings per diluted average common share

Talmer Bancorp, Inc. declares cash dividend for common stock of $0.01 per share

TROY/November 4, 2014 — Talmer Bancorp, Inc. (NASDAQ: TLMR) (“Talmer”) today reported third quarter 2014 net income of $19.5 million, compared to $20.6 million for the second quarter of 2014 and $10.5 million for the third quarter of 2013.  Earnings per diluted common share were $0.26 for the third quarter of 2014, compared to $0.27 for the second quarter of 2014 and $0.15 for the third quarter of 2013. In addition, the Board of Directors of Talmer today declared a cash dividend on its Class A common stock of $0.01 per share.  The dividend will be paid on November 28, 2014, to our Class A common shareholders of record as of November 17, 2014.

Talmer Bancorp President and CEO David Provost commented, “The third quarter was a busy quarter for Talmer as we completed the sales of our Wisconsin and New Mexico branches, completed the consolidation of our four Las Vegas branches, and continued to execute on our plan of improving our overall operating efficiency.  I am particularly pleased with our robust organic loan growth, which was driven in large part by commercial and industrial lending.  While loan growth should moderate some in the fourth quarter, our pipeline remains strong and I believe that we will be able to continue our organic loan growth for the foreseeable future.  In addition, we made key hires during the quarter to bolster our asset-based lending team, which is particularly well suited to be responsive to the growing commercial lending opportunities within our footprint and enhance our ability to drive earning asset and fee income growth.  On the merger and acquisition front, the First of Huron acquisition we announced in August is on schedule to close in the first quarter of 2015, and we continue to be very active in looking at additional acquisition opportunities.”

Quarterly Results Summary

(Dollars in thousands, except per share data)	3rd Qtr 2014	2nd Qtr 2014	3rd Qtr 2013
Earnings Summary
Net interest income	$52,196	$52,531	$44,001
Total provision (benefit) for loan losses	1,509	(4,102)	2,125
Noninterest income	29,995	13,799	17,984
Noninterest expense	51,263	54,072	53,373
Income before income taxes	29,419	16,360	6,487
Income tax provision (benefit)	9,904	(4,246)	(4,057)
Net income	19,515	20,606	10,544

Per Share Data
Diluted earnings per common share	$0.26	$0.27	$0.15
Tangible book value per share (1)	10.40	10.11	8.95
Average diluted common shares (in thousands)	75,752	75,659	69,853

Performance and Capital Ratios
Return on average assets (annualized)	1.36%	1.51%	0.90%
Return on average equity (annualized)	10.56	11.61	7.37
Net interest margin (fully taxable equivalent) (annualized) (2)	4.04	4.35	4.11
Tangible average equity to tangible average assets (1)	12.64	12.79	11.90
Tier 1 leverage ratio (3)	11.45	11.71	11.78
Tier 1 risk-based capital (3)	15.56	16.16	17.83
Total risk-based capital (3)	16.76	17.31	18.66

(1) See section entitled “Reconciliation of Non-GAAP Financial Measures.”

(2) Presented on a tax equivalented basis using a 35% tax rate for all periods presented.

(3) Third quarter 2014 is estimated.

In addition to the quarterly results presented above, first quarter 2014 has been revised to reflect the impact to the financial statements from adjustments to the acquisition date fair value of deferred income tax benefits in the Talmer West Bank acquisition within the measurement period.  These adjustments increased first quarter net income and period end equity by $1.8 million, compared to previously reported levels.

Third Quarter 2014 Compared to Second Quarter 2014

•                  Net income was $19.5 million, or $0.26 per diluted average common share, in the third quarter of 2014, compared to $20.6 million, or $0.27 per diluted average common share, for the second quarter of 2014.  Significant items in the third quarter included $14.4 million in gain on sales of branches, $1.4 million of various operating expenses associated with acquisition and integration activities, and $176 thousand detriment to earnings due to a fair value adjustment to our loan servicing rights (compared to a $4.2 million detriment in the second quarter).  Also, negatively impacting earnings in the third quarter was a significant increase in provision expense on uncovered loans as a result of strong loan growth and the accounting impact of cash flow re-estimations for uncovered acquired loans.

•                  Net total loans increased during the third quarter of 2014 by $281.1 million.  During the third quarter of 2014, Talmer Bank and Trust’s net total loans grew by $304.1 million as a result of $352.6 million of net uncovered loan growth and $48.5 million of net covered loan run-off (loans covered by loss share agreements with the FDIC).  Talmer West Bank experienced net loan run-off of $23.0 million in the third quarter of 2014.

•                  Total deposits increased $189.1 million, to $4.5 billion as of September 30, 2014, compared to June 30, 2014.  Deposit growth in the third quarter of 2014 more than offset the $389.9 million of deposits sold in conjunction with our branch office sales in Wisconsin and New Mexico and the continued, anticipated decline in higher-cost deposits obtained from our acquisition of Talmer West Bank.  Total deposit growth excluding the Wisconsin and New Mexico branch sales included other brokered funds of $349.7 million, time deposits of $144.3 million, interest-bearing demand deposits of $63.3 million and noninterest-bearing demand deposits of $35.5 million, partially offset by a $14.3 million decline in money market and savings deposits.

•                  Net interest income decreased slightly to $52.2 million in the third quarter of 2014, compared to $52.5 million in the second quarter of 2014.  The $335 thousand decrease in net interest income was primarily the result of increases of $1.2 million in negative accretion of the FDIC indemnification asset and $564 thousand in interest expense, partially offset by increases of $1.2 million in interest and fees on loans and $349 thousand in interest earned on our securities portfolio.  Our net interest margin declined 31 basis points to 4.04% in the third quarter of 2014, compared to 4.35% in the second quarter of 2014.

•                  Noninterest income increased by $16.2 million to $30.0 million in the third quarter of 2014, compared to the second quarter of 2014.  The increase is primarily the result of $14.4 million in gain on sales of branches from the sales of our Wisconsin branches and our single branch located in New Mexico in the third quarter of 2014 and an increase in mortgage banking and other loan fees of $3.2 million, partially offset by a decline in net gain on sales of loans of $1.6 million.  The increase in mortgage banking and other loan fees was primarily due to the change in the fair value of loan servicing rights, which was a detriment to earnings of $176 thousand during the third quarter of 2014, compared to a detriment of $4.2 million during the second quarter of 2014 due mainly to movements in interest rates during those periods.

•                  Noninterest expenses decreased $2.8 million, or 5.2%, to $51.3 million in the third quarter of 2014 compared to the second quarter of 2014.  The decline in noninterest expenses primarily reflects our continued efforts to improve operating efficiencies as we move to fully integrate and rationalize the operations of our acquired banks.

Income Statement

Net Interest Income and Net Interest Margin

Net interest income for the third quarter of 2014 was $52.2 million, compared to $52.5 million in the prior quarter.  The $335 thousand decrease in net interest income in the third quarter was primarily the result of increases of $1.2 million in negative accretion of the FDIC indemnification asset and $564 thousand in interest expense, partially offset by increases of $1.2 million in interest and fees on loans and $349 thousand in interest earned on our securities portfolio.

Our net interest margin was 4.04% in the third quarter of 2014, a decrease of 31 basis points from 4.35% in the second quarter of 2014.  The decline in our net interest margin in the third quarter was due to a combination of several factors.  The largest factor affecting the change in our net interest margin was the increase in negative accretion of the FDIC indemnification asset as we continue to experience increases in cash flow expectations on covered loans as a result of our quarterly re-estimations and because we are nearing the end of our loss share agreements with the FDIC related to non-single family loans.  Another factor affecting our net interest margin was the run-off of certain purchased credit impaired loans that had significantly benefitted the second quarter of 2014 net interest margin.

Our net interest margin benefits from discount accretion on our purchased credit impaired loan portfolio, a component of the accretable yield.  The accretable yield for purchased credit impaired loans includes both the expected coupon of the loan and the discount accretion, and is recognized as interest income over the expected remaining life of loans.  For the third and second quarters of 2014, the yield on uncovered loans was 4.97% and 5.10%, respectively, while the yield generated using only the expected coupon would have been 4.51% and 4.45%, respectively.  For the third and second quarters of 2014, the yield on covered loans was 12.36% and 13.09%, respectively, while the yield generated using only the expected coupon would have been 5.93% and 6.31%, respectively.  The difference between the actual yield earned on total loans and the yield generated based on the contractual coupon (not including any interest income for loans in nonaccrual status) represents excess accretable yield.  Our net interest margin is also adversely impacted by the negative yield on the FDIC indemnification asset.  Because our quarterly cash flow re-estimations have continuously resulted in improvements in the overall expected cash flows on covered loans, our expected payment from the FDIC under our loss share agreements has declined, resulting in a negative yield on the FDIC indemnification asset.  This negative yield on the FDIC indemnification asset partially offsets the benefits provided by the excess accretable yield.  This negative yield was 26.61% for the third quarter of 2014 and 19.11% for the second quarter of 2014.  The combination of the excess accretable yield on both covered and uncovered loans and negative yield on the FDIC indemnification asset benefitted net interest margin by 35 basis points and 63 basis points in the third and second quarters or 2014, respectively.  Therefore, excluding the benefit of excess accretable yield and negative yield on the FDIC indemnification asset, our margin in the third quarter was 3.69% compared to 3.72% in second quarter.

Noninterest Income

Noninterest income increased $16.2 million to $30.0 million in the third quarter of 2014, compared to $13.8 million for the second quarter of 2014.  The increase is primarily the result of $14.4 million in gain on sales of branches recognized in the third quarter of 2014 and an increase in mortgage banking and other loan fees of $3.2 million, partially offset by a decline in net gain on sales of loans of $1.6 million.  The $14.4 million net gain on sales of branches includes both the $12.8 million net gain on the sale of our Wisconsin branches and a $1.6 million gain on the sale of our single Albuquerque, New Mexico branch.  The increase in mortgage banking and other loan fees was primarily due to the change in the fair value of loan servicing rights, which was a detriment to earnings of $176 thousand during the third quarter of 2014, compared to a detriment of $4.2 million during the second quarter of 2014 due mainly to movements in interest rates during those periods.  Loan servicing rights totaled $74.4 million as of September 30, 2014, compared to $74.1 million as of June 30, 2014.

Noninterest Expenses

Noninterest expenses in the third quarter of 2014 declined $2.8 million to $51.3 million, compared to $54.1 million in the second quarter of 2014.  The decline in noninterest expenses primarily reflects decreases in FDIC loss sharing expense, salary and employee benefits, data processing fees, marketing expense, and other expenses (included within noninterest expense).  The decline in noninterest expenses primarily reflects our continued efforts to improve operating efficiencies as we move to fully integrate and rationalize the operations of our acquired banks.

The third quarter of 2014 efficiency ratio, a measure of noninterest expense as a percent of net interest income and noninterest income, was 62.37%, compared to 81.52% in the second quarter of 2014.  Exclusive of the gain on sales of branches of $14.4 million, FDIC loss sharing income which was a detriment of $2.4 million, the fair value adjustment to our loan servicing rights of $176 thousand, and transaction and integration related costs of $1.4 million, the third quarter of 2014 core efficiency ratio was 70.81%.  We remain confident with our progress in reaching our previously stated objective of a 70% core efficiency ratio by the fourth quarter of 2014.

Credit Quality

We recorded our acquired loans at fair value at the date of acquisition with no separate allowance for loan losses, in accordance with United States generally accepted accounting principles.  At September 30, 2014, the allowance for loan losses on uncovered loans was $29.9 million, or 0.82% of total uncovered loans, compared to $24.4 million, or 0.74% of total uncovered loans, at June 30, 2014.  The increase in allowance for loan losses on uncovered loans for the quarter was primarily due to the impact of organic loan growth and impairment resulting from our quarterly re-estimation of cash flows for our uncovered purchased credit impaired loans.  At September 30, 2014, uncovered nonperforming loans were $43.3 million, compared to $26.0 million at June 30, 2014.  During the third quarter of 2014 a set of interrelated loans totaling $12.0 million were moved to nonaccrual status due to doubtful collection of full principal and interest.

At September 30, 2014, the allowance for loan losses on covered loans was $25.8 million, or 6.38% of total covered loans, compared to $32.7 million, or 7.13% of total covered loans at June 30, 2014.  The decrease in allowance for loan losses on covered loans primarily reflects the relief of allowance resulting from payments received on loans not previously anticipated and the release of previously recorded impairment as a result of improvements of expected cash flows in our quarterly re-estimation for our covered purchased credit impaired loans.

During the third quarter of 2014, we completed re-estimations of cash flow expectations for purchased credit impaired loans acquired in each of our acquisitions.  For the re-estimations, loans with changes in cash flow expectations resulted in net additional loan loss provisions of $2.2 million ($3.5 million uncovered and a benefit of $1.3 million covered).  Provision benefits related to covered loans are partially offset by a write-off in the FDIC indemnification asset.  The re-estimations also resulted in a $32.0 million improvement in the gross cash flow expectations for purchased credit impaired loans, which will be recognized prospectively as an increase in the accretable yield.  The improvement in cash flows on covered loans will be partially offset by a continued reduction in the FDIC indemnification asset, which will impact future earnings through negative accretion.  For loans with cash flow expectation improvements, any previously recorded impairment is reversed with any additional increase in cash flows recognized prospectively as an increase in the accretable yield.

All of our acquired loan portfolios are continuing to perform significantly better than initially anticipated.  We believe improvements in performance are primarily due to improvements in the economy and the efforts made by our Special Assets team that manages our acquired loan portfolios.  Similar to the third quarter 2014 re-estimations, the prior re-estimations of cash flows have indicated better overall expected performance than originally anticipated at acquisition.

Balance Sheet and Capital Management

Total assets increased $134.7 million to $5.7 billion at September 30, 2014 compared to $5.6 billion at June 30, 2014.  The primary drivers of the increase in assets in the quarter ended September 30, 2014 were increases in net total loans of $281.1 million, partially offset by decreases of $103.9 million in cash and cash equivalents and $20.3 million in the FDIC indemnification asset.  The decrease in the FDIC indemnification asset primarily reflects the impact of $8.0 million of claims filed for losses on covered loans, $6.7 million of indemnification asset negative accretion and $5.5 million of indemnification write-off due to settlements and results of our quarterly re-estimations of cash flow expectations for covered purchased credit impaired loans.

Net total loans at September 30, 2014 increased $281.1 million to $4.0 billion, compared to $3.7 billion at June 30, 2014.  During the third quarter of 2014, Talmer Bank and Trust’s net total loans grew by $304.1 million resulting from $352.6 million of net uncovered loan growth, partially offset by $48.5 million of net covered loan run-off (loans covered by loss share agreements with the FDIC).  Talmer West Bank experienced net loan run-off of $23.0 million in the third quarter of 2014.  We continue to be focused on sourcing quality loan growth to overcome the run-off of higher-yielding acquired loans.  Our covered loan portfolio has now declined to $403.8 million, or 10.0%, of total loans, which are covered by loss sharing agreement entered into with the FDIC.  Acquired loans are reported on the balance sheet at the contractual balance, net of remaining discount resulting from acquisition accounting and charge-offs taken since acquisition.

Total liabilities were $5.0 billion at September 30, 2014 compared to $4.9 billion at June 30, 2014.  The $116.0 million increase in liabilities in the quarter ended September 30, 2014 was primarily due to an increase in total deposits of $189.1 million, partially offset by a decrease in short-term borrowings of $88.3 million.  Deposit growth in the third quarter of 2014 more than offset the $389.9 million of deposits sold in conjunction with our branch office sales in Wisconsin and New Mexico and the continued, anticipated decline in deposits obtained from our acquisition of Talmer West Bank.

Total deposit growth excluding the Wisconsin and New Mexico branch sales primarily included other brokered funds of $349.7 million, time deposits of $144.3 million, interest-bearing demand deposits of $63.3 million and noninterest-bearing demand deposits of $35.5 million, partially offset by a $14.3 million decline in money market and savings deposits.  The decrease in short-term borrowings primarily reflects decreases in outstanding securities sold under agreements to repurchase of $62.2 million and short-term Federal Home Loan Bank borrowings of $20.0 million.

Total shareholders’ equity increased $18.7 million, or 2.6%, to $746.7 million at September 30, 2014, compared to $727.9 million as of June 30, 2014.  The increase in shareholders’ equity primarily reflects our third quarter 2014 net income of $19.5 million, partially offset by $704 thousand of dividends paid in the third quarter of 2014.

Key Performance Goals

Our near-term focus continues to be on driving quality loan growth and realizing significant operating synergies as we move toward fully integrating our acquired banks.  This includes the consolidation of back office processes, personnel and facilities and the wind-down of third party expenses associated with meeting regulatory compliance and system enhancements.  Recent increases in the level of merger activity in our market area offer the potential for additional opportunities to further leverage our capital position; however, we strive to remain disciplined in our evaluation of the risks and challenges in each and every deal.  The effective integration of operations and culture from previous acquisitions and the ongoing investment in core growth provide momentum in our pursuit of delivering a sustainable 1%+ core return on assets.

Conference Call and Webcast

Talmer Bancorp, Inc. will host a live conference webcast to review third quarter 2014 financial results at 10:00 a.m. ET on Wednesday, November 5, 2014. The webcast may be accessed through Talmer’s Investor Relations page at www.talmerbank.com where a link will be provided. Interested parties may also access the conference call by calling (888) 317-6003 (event ID No. 2499247) or internationally at (412) 317-6061.  A replay of the webcast will be available for approximately 90 days after the event on Talmer’s Investor Relations page at www.talmerbank.com.

About Talmer Bancorp, Inc.

Headquartered in Troy, Michigan, Talmer Bancorp, Inc. is the holding company for Talmer Bank and Trust and Talmer West Bank.  These banks, operating through branches and lending offices in Michigan, Ohio, Indiana, Nevada and Illinois, offer a full suite of commercial and retail banking, mortgage banking, wealth management and trust services to small and medium-sized businesses and individuals.

This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Talmer Bancorp Inc.’s results of operations or financial position.  Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward-looking Statements

Some of the statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by words such as:  “intend,” “plan,” “seek,” “believe,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods.  Examples of forward-looking statements, include, among others, statements related to our future expectations, including all statements under the heading entitled “Key Performance Goals,” statements regarding expectations related to growth opportunities in our markets, including statements about growing commercial lending opportunities, our ability to continue strong organic loan growth, our ability to drive strong earning asset and fee income growth, statements regarding our ability to achieve a 70% core efficiency ratio by the fourth quarter of 2014, statements regarding our proposed acquisition of First of Huron Corporation, including the expected closing of the acquisition in the first quarter of 2015, and our strategic plan.  Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions.  Because forward-looking statements relate to the future, they are subject to risks, uncertainties and other factors, such as a downturn in the economy, unanticipated losses related to the integration of, and accounting for, our acquisition transactions, access to funding sources, greater than expected noninterest expenses, volatile credit and financial markets both domestic and foreign, potential deterioration in real estate values, regulatory changes, excessive loan losses, and, with respect to the proposed acquisition, the inability to obtain the requisite regulatory and shareholder approvals and meet other closing terms and conditions, as well as additional risks and uncertainties contained in the “Risk Factors” and the forward-looking statement disclosure contained in our Annual Report on Form 10-K for the most recently ended fiscal year, any of which could cause actual results to differ materially from future results expressed or implied by those forward-looking statements.  All forward-looking statements speak only as of the date on which it is made.  We undertake no obligation to update or revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

Media Contact:	Investor Relations Contact:

Shellie Maitre	Bradley Adams

(248) 498-2858	(248) 498-2862

Talmer Bancorp, Inc.

Consolidated Balance Sheets

(Unaudited )

	September 30,	June 30,	December 31,	September 30,
(Dollars in thousands, except per share data)	2014	2014 (1)	2013	2013

Assets
Cash and due from banks	$91,214	$107,292	$97,167	$105,439
Interest-bearing deposits with other banks	121,952	218,309	206,160	264,554
Federal funds sold and other short-term investments	85,500	77,000	72,029	123,000
Total cash and cash equivalents	298,666	402,601	375,356	492,993
Securities available-for-sale	734,489	731,700	620,083	652,739
Federal Home Loan Bank stock	17,426	16,541	16,303	16,303
Loans held for sale, (includes $122.6 million, $113.8 million, $85.3 million and $227.0 million, respectively, measured at fair value)	122,599	136,089	85,252	226,958
Loans:
Residential real estate (includes $17.9 million, $18.5 million, $16.3 million and $0, respectively, measured at fair value)	1,430,939	1,362,869	1,085,453	998,264
Commercial real estate	1,213,361	1,131,348	755,839	739,425
Commercial and industrial	790,867	647,090	446,644	384,265
Real estate construction (includes $1.4 million measured at fair value at December 31, 2013)	102,920	112,866	176,226	190,312
Consumer	93,246	42,034	9,754	9,927
Total loans, excluding covered loans	3,631,333	3,296,207	2,473,916	2,322,193
Less: Allowance for loan losses - uncovered	(29,892)	(24,360)	(17,746)	(15,620)
Net loans - excluding covered loans	3,601,441	3,271,847	2,456,170	2,306,573
Covered loans	403,792	459,280	530,068	558,534
Less: Allowance for loan losses - covered	(25,768)	(32,743)	(40,381)	(42,573)
Net loans - covered	378,024	426,537	489,687	515,961
Net total loans	3,979,465	3,698,384	2,945,857	2,822,534
Premises and equipment	49,462	56,642	51,001	54,065
FDIC indemnification asset	82,441	102,694	131,861	148,325
Other real estate owned	44,940	52,273	29,955	33,373
Loan servicing rights	74,380	74,104	78,603	71,751
Core deposit intangible	13,696	15,378	13,205	13,868
FDIC receivable	12,873	7,198	7,783	13,530
Company-owned life insurance	96,605	95,580	39,500	39,163
Income tax benefit	181,318	189,667	126,200	118,808
Other assets	35,810	30,642	26,402	37,535
Total assets	$5,744,170	$5,609,493	$4,547,361	$4,741,945
Liabilities
Deposits:
Noninterest-bearing demand deposits	$908,343	$958,278	$779,379	$822,984
Interest-bearing demand deposits	673,336	697,031	598,281	581,941
Money market and savings deposits	1,173,697	1,330,036	1,215,864	1,215,290
Time deposits	1,256,981	1,187,661	927,313	962,499
Other brokered funds	473,240	123,528	80,000	80,000
Total deposits	4,485,597	4,296,534	3,600,837	3,662,714
FDIC clawback liability	25,723	26,309	24,887	24,299
FDIC warrants payable	4,563	4,493	4,118	3,936
Short-term borrowings	150,573	238,826	71,876	139,965
Long-term debt	285,009	266,407	199,037	266,799
Other liabilities	46,053	48,979	29,591	37,401
Total liabilities	4,997,518	4,881,548	3,930,346	4,135,114
Shareholders’ equity
Preferred stock - $1.00 par value
Authorized - 20,000,000 shares at 9/30/2014, 6/30/2014, 12/31/2013 and 9/30/2013
Issued and outstanding - 0 shares at 9/30/2014, 6/30/2014, 12/31/2013 and 9/30/2013	—	—	—	—
Common stock:
Class A Voting Common Stock - $1.00 par value
Authorized - 198,000,000 shares at 9/30/2014, 6/30/2014, 12/31/2013 and 9/30/2013
Issued and outstanding - 70,503,920 shares at 9/30/2014, 70,451,057 shares at 6/30/2014, 66,234,397 shares at 12/31/2013 and 66,229,397 at 9/30/2013	70,504	70,451	66,234	66,229
Class B Non-Voting Common Stock - $1.00 par value
Authorized - 2,000,000 shares at 9/30/2014, 6/30/2014, 12/21/2013 and 9/30/2013
Issued and outstanding - 0 shares at 9/30/2014, 6/30/2014, 12/21/2013 and 9/30/2013	—	—	—	—
Additional paid-in-capital	404,068	404,079	366,428	366,171
Retained earnings	269,993	251,182	192,349	179,796
Accumulated other comprehensive income (loss), net of tax	2,087	2,233	(7,996)	(5,365)
Total shareholders’ equity	746,652	727,945	617,015	606,831
Total liabilities and shareholders’ equity	$5,744,170	$5,609,493	$4,547,361	$4,741,945

(1) First quarter 2014 information has been revised to reflect the impact to the financial statements from adjustments to the acquisition date fair value of deferred income tax benefits in the Talmer West Bank acquisition within the measurement period.  These adjustments increased first quarter 2014 net income and period end equity by $1.8 million compared to previously reported levels.

Talmer Bancorp, Inc.

Consolidated Statements of Income

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(Dollars in thousands, except per share data)	2014	2013	2014	2013

Interest income
Interest and fees on loans	$58,108	$49,475	$168,446	$149,503
Interest on investments
Taxable	2,345	1,751	6,421	4,217
Tax-exempt	1,341	1,132	4,432	3,132
Total interest on securities	3,686	2,883	10,853	7,349
Interest on interest earning cash balances	158	97	546	588
Interest on federal funds and other short term investments	186	279	641	726
Dividends on FHLB stock	120	167	465	712
FDIC indemnification asset	(6,663)	(6,032)	(18,887)	(21,088)
Total interest income	55,595	46,869	162,064	137,790
Interest Expense
Interest-bearing demand deposits	190	174	630	500
Money market and savings deposits	487	447	1,473	1,459
Time deposits	1,611	1,408	4,534	4,614
Other brokered funds	288	38	352	110
Interest on short-term borrowings	122	26	330	81
Interest on long-term debt	701	775	1,902	2,313
Total interest expense	3,399	2,868	9,221	9,077
Net interest income	52,196	44,001	152,843	128,713
Provision for loan losses - uncovered	7,784	2,852	17,427	8,951
Benefit for loan losses - covered	(6,275)	(727)	(16,094)	(7,103)
Net interest income after provision for loan losses	50,687	41,876	151,510	126,865

Noninterest income
Deposit fee income	3,022	3,547	9,459	12,707
Mortgage banking and other loan fees	2,065	7,173	2,040	23,187
Net gain on sales of loans	4,083	4,835	12,796	37,789
Bargain purchase gain	—	—	41,977	71,702
FDIC loss sharing income	(2,420)	(4,846)	(5,967)	(7,059)
Accelerated discount on acquired loans	3,663	4,345	14,455	10,558
Net gain (loss) on sales of securities	244	—	(2,066)	100
Gains on sales of branches	14,410	—	14,410	—
Other income	4,928	2,930	14,518	8,597
Total noninterest income	29,995	17,984	101,622	157,581

Noninterest expenses
Salary and employee benefits	29,752	29,766	95,872	116,772
Occupancy and equipment expense	8,047	6,582	25,132	20,409
Data processing fees	1,610	3,539	5,610	7,099
Professional service fees	2,985	4,418	9,825	12,666
FDIC loss sharing expense	245	106	1,752	1,524
Bank acquisition and due diligence fees	239	171	2,218	7,874
Marketing expense	1,005	634	3,703	2,825
Other employee expense	663	943	2,163	2,648
Insurance expense	1,364	1,911	4,016	8,123
Other expense	5,353	5,303	20,491	17,865
Total noninterest expenses	51,263	53,373	170,782	197,805
Income before income taxes	29,419	6,487	82,350	86,641
Income tax provision (benefit)	9,904	(4,057)	4,002	636
Net income	$19,515	$10,544	$78,348	$86,005

Earnings per share:
Basic	$0.28	$0.16	$1.13	$1.30
Diluted	$0.26	$0.15	$1.04	$1.23
Average common shares outstanding - basic	70,092	66,229	69,414	66,229
Average common shares outstanding - diluted	75,752	69,853	74,948	69,792

Total comprehensive income	19,369	10,737	88,431	76,722

Talmer Bancorp, Inc.

Consolidated Statements of Income

(Unaudited)

(Dollars in thousands, except per share data)	3rd Quarter 2014	2nd Quarter 2014	1st Quarter 2014 (Revised) (1)	4th Quarter 2013	3rd Quarter 2013

Interest income
Interest and fees on loans	$58,108	$56,925	$53,413	$45,354	$49,475
Interest on investments
Taxable	2,345	2,198	1,878	1,880	1,751
Tax-exempt	1,341	1,139	1,952	1,098	1,132
Total interest on securities	3,686	3,337	3,830	2,978	2,883
Interest on interest earning cash balances	158	172	216	188	97
Interest on federal funds and other short-term investments	186	278	177	204	279
Dividends on FHLB stock	120	160	185	160	167
FDIC indemnification asset	(6,663)	(5,506)	(6,718)	(6,952)	(6,032)
Total interest income	55,595	55,366	51,103	41,932	46,869
Interest Expense
Interest-bearing demand deposits	190	216	224	173	174
Money market and savings deposits	487	492	494	430	447
Time deposits	1,611	1,432	1,491	1,250	1,408
Other brokered funds	288	35	29	32	38
Interest on short-term borrowings	122	33	175	24	26
Interest on long-term debt	701	627	574	739	775
Total interest expense	3,399	2,835	2,987	2,648	2,868
Net interest income	52,196	52,531	48,116	39,284	44,001
Provision for loan losses - uncovered	7,784	3,219	6,424	6,569	2,852
Benefit for loan losses - covered	(6,275)	(7,321)	(2,498)	(3,319)	(727)
Net interest income after provision for loan losses	50,687	56,633	44,190	36,034	41,876

Noninterest income
Deposit fee income	3,022	3,163	3,274	3,179	3,547
Mortgage banking and other loan fees	2,065	(1,122)	1,097	7,666	7,173
Net gain on sales of loans	4,083	5,681	3,032	3,423	4,835
Bargain purchase gain	—	—	41,977	—	—
FDIC loss sharing income	(2,420)	(3,434)	(113)	(3,167)	(4,846)
Accelerated discount on acquired loans	3,663	4,326	6,466	6,596	4,345
Net gain (loss) on sales of securities	244	—	(2,310)	292	—
Gain on sales of branches	14,410	—	—	—	—
Other income	4,928	5,185	4,405	5,568	2,930
Total noninterest income	29,995	13,799	57,828	23,557	17,984

Noninterest expenses
Salary and employee benefits	29,752	30,391	35,729	29,837	29,766
Occupancy and equipment expense	8,047	7,937	9,148	6,346	6,582
Data processing fees	1,610	2,260	1,740	2,049	3,539
Professional service fees	2,985	2,717	4,123	3,974	4,418
FDIC loss sharing expense	245	983	524	483	106
Bank acquisition and due diligence fees	239	268	1,711	819	171
Marketing expense	1,005	1,607	1,091	659	634
Other employee expense	663	804	696	672	943
Insurance expense	1,364	803	1,849	1,851	1,911
Other expense	5,353	6,302	8,836	6,319	5,303
Total noninterest expenses	51,263	54,072	65,447	53,009	53,373
Income before income taxes	29,419	16,360	36,571	6,582	6,487
Income tax provision (benefit)	9,904	(4,246)	(1,656)	(5,971)	(4,057)
Net income	$19,515	$20,606	$38,227	$12,553	$10,544

Earnings per share:
Basic	$0.28	$0.29	$0.56	$0.19	$0.16
Diluted	$0.26	$0.27	$0.52	$0.18	0.15
Average common shares outstanding - basic	70,092	70,021	68,121	66,231	66,229
Average common shares outstanding - diluted	75,752	75,659	73,377	70,555	69,853

Total comprehensive income	19,369	25,254	43,808	9,922	10,737

(1) First quarter 2014 information is revised to reflect the impact to the financial statements from adjustments to the acquisition date fair value of deferred income tax benefits in the Talmer West Bank acquisition within the measurement period.  These adjustments increased first quarter 2014 net income and period end equity by $1.8 million compared to previously reported levels.

Talmer Bancorp, Inc.

Selected Financial Information

(Unaudited)

	2014			2013
(Dollars in thousands, except per share data)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Earnings Summary
Interest income	$55,595	$55,366	$51,103	$41,932	$46,869
Interest expense	3,399	2,835	2,987	2,648	2,868
Net interest income	52,196	52,531	48,116	39,284	44,001
Provision for loan losses - uncovered	7,784	3,219	6,424	6,569	2,852
Benefit for loan losses - covered	(6,275)	(7,321)	(2,498)	(3,319)	(727)
Bargain purchase gains	—	—	41,977	—	—
Noninterest income	29,995	13,799	57,828	23,557	17,984
Noninterest expenses	51,263	54,072	65,447	53,009	53,373
Income before income taxes	29,419	16,360	36,571	6,582	6,487
Income tax provision (benefit)	9,904	(4,246)	(1,656)	(5,971)	(4,057)
Net income	19,515	20,606	38,227	12,553	10,544

Per Share Data
Basic earnings per common share	$0.28	$0.29	$0.56	$0.19	$0.16
Diluted earnings per common share	0.26	0.27	0.52	0.18	0.15
Book value per common share	10.59	10.33	10.05	9.32	9.16
Tangible book value per share (1)	10.40	10.11	9.82	9.12	8.95
Shares outstanding (in thousands)	70,504	70,451	69,962	66,234	66,229
Average common diluted shares (in thousands)	75,752	75,659	73,377	70,555	69,853

Selected Period End Balances
Total assets	$5,744,170	$5,609,493	$5,423,261	$4,547,361	$4,741,945
Securities available-for-sale	734,489	731,700	632,047	620,083	652,739
Total Loans	4,035,125	3,755,487	3,643,196	3,003,984	2,880,727
Uncovered loans	3,631,333	3,296,207	3,145,276	2,473,916	2,322,193
Covered loans	403,792	459,280	497,920	530,068	558,534
FDIC indemnification asset	82,441	102,694	119,045	131,861	148,325
Total deposits	4,485,597	4,296,534	4,386,332	3,600,837	3,662,714
Total liabilities	4,997,518	4,881,548	4,720,233	3,930,346	4,135,114
Total shareholders’ equity	746,652	727,945	703,028	617,015	606,831
Tangible shareholders’ equity (1)	732,956	712,567	686,926	603,810	592,963

Performance and Capital Ratios
Return on average assets (annualized)	1.36%	1.51%	2.75%	1.08%	0.90%
Return on average equity (annualized)	10.56	11.61	22.15	8.24	7.37
Net interest margin (fully taxable equivalent) (annualized) (2)	4.04	4.35	3.95	3.72	4.11
Tangible average equity to tangible average assets (1)	12.64	12.79	12.17	12.89	11.90
Tier 1 leverage ratio (3)	11.45	11.71	11.13	12.19	11.78
Tier 1 risk-based capital (3)	15.56	16.16	16.54	18.29	17.83
Total risk-based capital (3)	16.76	17.31	17.60	19.21	18.66

Asset Quality Ratios:
Net charge-offs to average loans, excluding covered loans (annualized)	0.25%	0.20%	0.17%	0.01%	0.19%
Nonperforming assets as a percentage of total assets	1.73	1.60	1.79	1.55	1.53
Nonperforming loans as a percent of total loans	1.38	1.04	1.13	1.40	1.43
Nonperforming loans as a percent of total loans, excluding covered loans	1.19	0.79	0.81	0.98	1.02
Allowance for loan losses as a percentage of period-end loans	1.38	1.52	1.67	1.93	2.02
Allowance for loan losses - uncovered as a percentage of period-end uncovered loans	0.82	0.74	0.72	0.72	0.67
Allowance for loan losses as a percentage of nonperforming loans, excluding loans accounted for under ASC 310-30	33.68	42.07	50.61	43.52	41.55

(1)  See section entitled “Reconciliation of Non-GAAP Financial Measures.”

(2)  Presented on a tax equivalent basis using a 35% tax rate for all periods presented.

(3)  Third quarter 2014 is estimated.

Talmer Bancorp, Inc.

Loan Data

(Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2014	2014	2014	2013	2013

Uncovered loans
Residential real estate	$1,430,939	$1,362,869	$1,267,714	$1,085,453	$998,264
Commercial real estate
Non-owner occupied	814,179	731,743	742,151	581,651	579,751
Owner-occupied	379,964	371,406	377,678	148,545	135,743
Farmland	19,218	28,199	27,964	25,643	23,931
Total commercial real estate	1,213,361	1,131,348	1,147,793	755,839	739,425
Commercial and industrial	790,867	647,090	573,268	446,644	384,265
Real estate construction	102,920	112,866	143,569	176,226	190,312
Consumer	93,246	42,034	12,932	9,754	9,927
Total uncovered loans	3,631,333	3,296,207	3,145,276	2,473,916	2,322,193

Covered loans
Residential real estate	113,228	117,507	119,408	123,334	128,798
Commercial real estate
Non-owner occupied	121,491	142,846	143,460	154,951	161,671
Owner-occupied	80,990	91,829	108,630	115,435	119,470
Farmland	17,015	21,541	27,059	29,015	29,253
Total commercial real estate	219,496	256,216	279,149	299,401	310,394
Commercial and industrial	47,252	60,497	71,155	78,437	88,749
Real estate construction	13,734	14,391	16,895	17,218	18,312
Consumer	10,082	10,669	11,313	11,678	12,281
Total covered loans	403,792	459,280	497,920	530,068	558,534

Total loans	$4,035,125	$3,755,487	$3,643,196	$3,003,984	$2,880,727

Talmer Bancorp, Inc.

Impaired Loans

(Unaudited)

	2014			2013
(Dollars in thousands)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Uncovered
Nonperforming troubled debt restructurings
Residential real estate	$2,284	$1,920	$2,189	$2,469	$1,170
Commercial real estate	3,122	2,842	2,664	3,581	1,946
Commercial and industrial	135	541	526	415	434
Consumer	84	90	2	3	3
Total nonperforming troubled debt restructurings	5,625	5,393	5,381	6,468	3,553

Nonaccrual loans other than nonperforming troubled debt restructurings
Residential real estate	13,449	11,708	11,633	12,946	11,939
Commercial real estate	9,456	6,590	6,174	2,010	4,841
Commercial and industrial	14,339	2,074	1,723	2,266	854
Real estate construction	253	158	582	510	2,357
Consumer	161	76	100	97	103
Total nonaccrual loans other than nonperforming troubled debt restructurings	37,658	20,606	20,212	17,829	20,094
Total nonaccrual loans	43,283	25,999	25,593	24,297	23,647
Other real estate owned (1)	32,022	39,806	45,674	17,046	14,727
Total nonperforming assets	75,305	65,805	71,267	41,343	38,374

Performing troubled debt restructurings
Residential real estate	1,802	1,628	828	328	4
Commercial real estate	2,961	2,588	3,003	1,637	2,899
Commercial and industrial	652	995	1,365	1,367	554
Real estate construction	92	94	96	90	—
Consumer	56	29	30	30	30
Total performing troubled debt restructurings	5,563	5,334	5,322	3,452	3,487
Total uncovered impaired assets	$80,868	$71,139	$76,589	$44,795	$41,861

Loans 90 days or more past due and still accruing, excluding loans accounted for under ASC 310-30	$595	$305	$3	$539	$—

Covered
Nonperforming troubled debt restructurings
Residential real estate	$1,304	$1,408	$962	$900	$914
Commercial real estate	4,144	4,861	6,235	6,561	5,340
Commercial and industrial	2,438	2,089	2,780	3,052	3,019
Real estate construction	614	595	1,023	926	884
Consumer	42	15	25	25	26
Total nonperforming troubled debt restructurings	8,542	8,968	11,025	11,464	10,183

Nonaccrual loans other than nonperforming troubled debt restructurings
Residential real estate	433	426	368	88	88
Commercial real estate	1,313	1,489	1,563	1,563	1,575
Commercial and industrial	1,653	1,751	2,124	4,149	5,154
Real estate construction	441	439	442	446	457
Consumer	—	1	—	6	6
Total nonaccrual loans other than nonperforming troubled debt restructurings	3,840	4,106	4,497	6,252	7,280
Total nonaccrual loans	12,382	13,074	15,522	17,716	17,463
Other real estate owned	11,766	10,926	10,165	11,571	16,861
Total nonperforming assets	24,148	24,000	25,687	29,287	34,324

Performing troubled debt restructurings
Residential real estate	2,860	2,821	2,582	2,691	2,544
Commercial real estate	14,915	16,102	15,056	14,391	16,733
Commercial and industrial	2,119	2,962	3,030	3,802	4,304
Real estate construction	108	109	111	163	166
Total performing troubled debt restructurings	20,002	21,994	20,779	21,047	23,747
Total covered impaired assets	$44,150	$45,994	$46,466	$50,334	$58,071

Loans 90 days or more past due and still accruing, excluding loans accounted for under ASC 310-30	$—	$49	$7	$—	$—

(1) Excludes closed branches and operating facilities.

Talmer Bancorp, Inc.

Net Interest Income and Net Interest Margin

(Unaudited)

	Three months ended
	September 30, 2014			June 30, 2014			September 30, 2013
(Dollars in thousands)	Average Balance	Interest (1)	Average Rate (2)	Average Balance	Interest (1)	Average Rate (2)	Average Balance	Interest (1)	Average Rate (2)
Earning assets:
Interest-earning balances	$264,108	$158	0.24%	$249,780	$172	0.28%	$182,539	$97	0.21%
Federal funds sold and other short-term investments	76,724	186	0.97	76,474	278	1.46	127,526	279	0.87
Investment securities (3):
Taxable	539,119	2,345	1.73	524,171	2,198	1.68	478,417	1,751	1.45
Tax-exempt	181,598	1,341	3.96	164,623	1,139	3.75	192,049	1,132	3.16
Federal Home Loan Bank stock	17,333	120	2.74	12,980	160	4.95	16,303	167	4.06
Gross uncovered loans (4)	3,548,152	44,424	4.97	3,254,119	41,350	5.10	2,534,604	29,441	4.61
Gross covered loans (4)	439,366	13,684	12.36	477,238	15,575	13.09	583,385	20,034	13.62
FDIC indemnification asset	99,335	(6,663)	(26.61)	115,566	(5,506)	(19.11)	167,103	(6,032)	(14.32)
Total earning assets	5,165,735	55,595	4.31	4,874,951	55,366	4.59	4,281,926	46,869	4.38
Non-earning assets:
Cash and due from banks	114,081			111,834			118,178
Allowance for loan losses	(55,579)			(58,562)			(57,884)
Premises and equipment	51,636			57,084			56,555
Core deposit intangible	14,398			15,740			14,193
Other real estate owned	49,368			56,095			35,413
Loan servicing rights	73,996			76,431			68,795
FDIC receivable	5,886			6,380			9,672
Company-owned life insurance	95,930			90,228			39,005
Other non-earning assets	231,372			215,704			140,578
Total assets	$5,746,823			$5,445,885			$4,706,431

Interest-bearing liabilities:
Deposits:
Interest-bearing demand deposits	$657,107	$190	0.11%	$714,231	$216	0.12%	$557,750	$174	0.12%
Money market and savings deposits	1,237,984	487	0.16	1,352,163	492	0.15	1,239,927	447	0.14
Time deposits	1,236,286	1,611	0.52	1,215,585	1,432	0.47	995,623	1,408	0.56
Other brokered funds	361,929	288	0.32	80,478	35	0.17	93,043	38	0.16
Short-term borrowings	219,859	122	0.22	126,382	33	0.11	59,361	26	0.17
Long-term debt	280,054	701	0.99	209,721	627	1.20	259,197	775	1.19
Total interest-bearing liabilities	3,993,219	3,399	0.34	3,698,560	2,835	0.31	3,204,901	2,868	0.35
Noninterest-bearing liabilities and stockholders’ equity:
Noninterest-bearing demand deposits	961,558			965,979			828,797
FDIC clawback liability	26,493			25,787			24,167
Other liabilities	26,683			45,573			76,223
Stockholders’ equity	738,870			709,986			572,343
Total liabilities and stockholders’ equity	$5,746,823			$5,445,885			$4,706,431

Net interest income		$52,196			$52,531			$44,001

Interest spread			3.97%			4.28%			4.03%
Net interest margin as a percentage of interest-earning assets			4.01			4.32			4.07
Tax equivalent effect			0.03			0.03			0.04
Net interest margin as a percentage of interest-earning assets (FTE)			4.04%			4.35%			4.11%

(1) Interest income is shown on actual basis and does not include taxable equivalent adjustments.

(2) Average rates are presented on an annual basis and includes a taxable equivalent adjustment to interest income on tax exempt securities of $469 thousand, $399 thousand and $396 thousand for the three months ended September 30, 2014, June 30, 2014, and September 30, 2013, respectively, using the statutory tax rate of 35%.

(3) For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

(4) Includes nonaccrual loans.

Talmer Bancorp, Inc.

Net Interest Income and Net Interest Margin

(Unaudited)

	Nine months ended
	September 30, 2014			September 30, 2013
(Dollars in thousands)	Average Balance	Interest (1)	Average Rate (2)	Average Balance	Interest (1)	Average Rate (2)
Earning assets:
Interest-earning balances	$304,413	$546	0.24%	$317,077	$588	0.25%
Federal funds sold and other short-term investments	74,651	641	1.15	114,012	726	0.85
Investment securities (3):
Taxable	501,122	6,421	1.71	451,534	4,217	1.25
Tax-exempt	189,117	4,432	4.23	176,507	3,132	3.20
Federal Home Loan Bank stock	17,561	465	3.54	16,115	712	5.91
Gross uncovered loans (4)	3,341,423	125,376	5.02	2,407,837	87,502	4.86
Gross covered loans (4)	476,465	43,070	12.09	700,344	62,001	11.84
FDIC indemnification asset	114,190	(18,887)	(22.11)	194,175	(21,088)	(14.52)
Total earning assets	5,018,942	162,064	4.36	4,377,601	137,790	4.24
Non-earning assets:
Cash and due from banks	99,858			106,678
Allowance for loan losses	(57,202)			(59,800)
Premises and equipment	54,677			58,238
Core deposit intangible	15,635			14,859
Other real estate owned	54,964			39,761
Loan servicing rights	76,809			57,860
FDIC receivable	6,440			13,237
Company-owned life insurance	75,908			38,677
Other non-earning assets	222,938			111,570
Total assets	$5,568,969			$4,758,681

Interest-bearing liabilities:
Deposits:
Interest-bearing demand deposits	$693,346	$630	0.12%	$554,029	$500	0.12%
Money market and savings deposits	1,328,229	1,473	0.15	1,233,017	1,459	0.16
Time deposits	1,257,393	4,534	0.48	1,131,464	4,614	0.55
Other brokered funds	175,169	352	0.27	74,832	110	0.20
Short-term borrowings	150,057	330	0.29	52,618	81	0.21
Long-term debt	234,087	1,902	1.09	263,324	2,313	1.17
Total interest-bearing liabilities	3,838,281	9,221	0.32	3,309,284	9,077	0.37
Noninterest-bearing liabilities and stockholders’ equity:
Noninterest-bearing demand deposits	949,516			747,619
FDIC clawback liability	25,790			22,986
Other liabilities	37,239			82,906
Stockholders’ equity	718,143			595,886
Total liabilities and stockholders’ equity	$5,568,969			$4,758,681

Net interest income		$152,843			$128,713

Interest spread			4.04%			3.87%
Net interest margin as a percentage of interest-earning assets			4.07			3.93
Tax equivalent effect			0.03			0.03
Net interest margin as a percentage of interest-earning assets (FTE)			4.10%			3.96%

(1) Interest income is shown on actual basis and does not include taxable equivalent adjustments.

(2) Average rates are presented on an annual basis and includes a taxable equivalent adjustment to interest income on tax exempt securities of $1.6 million and $1.1 million for the nine months ended September 30, 2014 and 2013, respectively, using the statutory tax rate of 35%.

(3) For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

(4) Includes nonaccrual loans.

Talmer Bancorp, Inc.

Reconciliation of Non-GAAP Financial Measures (1)

(Unaudited)

	2014			2013
(Dollars in thousands, except per shara date)	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter

Tangible shareholders’ equity:
Total Shareholders’ equity	$746,652	$727,945	$703,028	$617,015	$606,831
Less:
Core deposit intangibles	13,696	15,378	16,102	13,205	13,868
Tangible shareholders’ equity	$732,956	$712,567	$686,926	$603,810	$592,963

Tangible book value per share:
Shares outstanding	70,504	70,451	69,962	66,234	66,229
Tangible book value per share	$10.40	$10.11	$9.82	$9.12	$8.95

Tangible average equity to tangible average assets:
Average Assets	$5,746,823	$5,445,885	$5,550,291	$4,635,307	$4,706,431
Average Equity	738,870	709,986	690,214	609,345	572,343
Average Core Deposit intangibles	14,398	15,740	16,794	13,527	14,193
Tangible average equity to tangible average assets	12.64%	12.79%	12.17%	12.89%	11.90

(1) Management believes these non-GAAP financial measures provide useful information to both management and investors that is supplementary to our financial condition and results of operations in accordance with GAAP; however, we do acknowledge that our non-GAAP financial measures have a number of limitations.  As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies use.